Exhibit 10.8.2

AMENDMENT NO. 1 TO CREDIT AGREEMENT

Amendment No. 1 to Credit Agreement, dated as of December 23, 2015 (this “Amendment”), among Jack Cooper Holdings Corp., a Delaware corporation (the “Borrower”), the lenders party hereto (collectively, the “Lenders”), and MSDC JC Investments, LLC, as agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Agent, and the Lenders are party to that certain Credit Agreement, dated as of March 31, 2015 (the “Credit Agreement”);

WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended pursuant to Section 14.1 of the Credit Agreement in the manner and on the terms set forth herein; and

WHEREAS, the Borrower, the Agent, and the Lenders signatory hereto have agreed to amend certain provisions of the Credit Agreement as provided for herein to extend the Maturity Date and amend the interest rates therein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Defined Terms

Section 1.1.                                 Defined Terms.  Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.

ARTICLE II

Section 2.1.                                 Amendments as of the Amendment Effective Date.  Effective as of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as set forth below:

(a)                                 Section 3.2 of the Credit Agreement is amended by deleting Section 3.2 in its  entirety and replacing it with the following new Section 3.2:

“3.2.  Maturity.  This Agreement shall continue in full force and effect for a term ending on October 18, 2018 (the “Maturity Date”).”

Section 2.2.                                 Amendments as of January 2, 2016.  Effective as of January 2, 2016, the Credit Agreement is hereby amended as set forth below:

(a)                                 Section 2.4 of the Credit Agreement is amended by inserting immediately after the term “IPO” in Section 2.4(d)(i) the phrase “the Adjusted Applicable Premium and”.

(b)                                 Section 2.6 of the Credit Agreement is amended by replacing “6.00%” in Section 2.6(a) with “7.00%.”

(c)                                  Section 2.12 of the Credit Agreement is amended by replacing “6.0%” in Section 2.12(d) with “7.00%” and “5.0%” with “6.00%”.

(d)                                 Schedule 1.1 of the Credit Agreement is amended by inserting the following definition in proper alphabetical order:

““Adjusted Applicable Premium” means, as of the date of any prepayment made with the proceeds of an IPO, the amount equal to the sum of the present value of all scheduled interest payments that would be due on the Loans on or after the date of prepayment through the Maturity Date if such Loans had not been prepaid (computed using a discount rate equal to the Treasury Rate as of such date of prepayment plus 50 basis points) and assuming, solely for purposes of this calculation, that the interest rate applicable to the Loans is 1.00% per annum.”

ARTICLE III

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment Effective Date”) on which:

(a)                                 the Agent (or its counsel) shall have received from (i) the Agent, (ii) the Borrower and the Guarantors, and (iii) the Lenders, counterparts of this Amendment signed on behalf of such parties (which may include telecopy or other electronic transmission of a signed signature page of this Amendment); and

(b)                                 the Agent shall have received, for the benefit of each Lender, the amendment fee set forth in the fee letter, dated as of the date hereof, between the Agent and the Borrower.

ARTICLE IV

Representation and Warranties.

(a)                                 The Borrower hereby affirms to the Agent and the Lenders that all of the Borrower’s representations and warranties set forth in the Credit Agreement, after giving effect to this Amendment, are true, complete, and accurate in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date).

(b)                                 The Borrower and each Guarantor represents and warrants (i) it has the requisite corporate or limited liability company power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended hereby) to which it is a party and (ii) the execution, delivery, and performance by the Borrower and each Guarantor of this Amendment has been duly approved by all necessary corporate or limited liability company action and does not (A) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach, or default could not individually or in the aggregate reasonably be expected to have a Material Adverse Change, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Collateral Liens or Permitted Liens, or (D) require any approval of any Loan Party’s interestholders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

(c)                                  The Borrower and each Guarantor represents and warrants this Amendment (i) has been duly executed and delivered by the Borrower or such Guarantor and (ii) is the legal, valid, and binding obligation of the Borrower or such Guarantor, enforceable against the Borrower or such Guarantor in accordance with its terms, and is in full force and effect, except to the extent that (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity or (B) the availability of the remedies of specific performance or injunctive relief are subject to the discretion of the court before which any proceeding therefor may be brought.

ARTICLE V

No Defaults

The Borrower hereby affirms to the Agent and the Lenders that no Default or Event of Default has occurred and is continuing as of the date hereof.

ARTICLE VI

Miscellaneous

Section 6.1.                                 Acknowledgment.  The Borrower and each Guarantor hereby acknowledges and reaffirms (a) all of its obligations and duties under the Loan Documents, and (b) that the Agent, for the ratable benefit of the Lender Group, has, and shall continue to have after the effectiveness of this Amendment, valid, perfected Liens in the Collateral (other than (i) in respect of Vehicles that are subject to a certificate of title and as to which the Agent has elected not to note its Lien on the applicable certificate of title, (ii) Commercial Tort Claims  and letter-of-credit rights that are not required to be perfected by the terms of the Security Agreement, and (iii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.11 of the Credit Agreement).

Section 6.2.                                 Costs and Expenses.  The Borrower shall pay to the Agent all of the Agent’s reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented out-of-pocket fees and expenses of its counsel) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

Section 6.3.                                 Limited Effect.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Credit Agreement, as amended and supplemented hereby, shall remain in full force and effect.

Section 6.4.                                 Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto and satisfaction of each of the other conditions precedent set forth in Article III hereof.  This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

Section 6.5.                                 Choice of Law and Venue; Jury Trial Waiver; Judicial Reference.  SECTION 12 OF THE CREDIT AGREEMENT IS INCORPORATED HEREIN BY REFERENCE MUTATIS MUTANDIS.

Section 6.6.                                 Reaffirmation of Guaranties.  Each of the undersigned Guarantors hereby reaffirms and agrees that: (a) the Guaranty and the Loan Documents to which it is a party shall remain in full force and effect (including, without limitation, any security interests granted therein) after this Amendment is consummated as if consummated contemporaneously therewith; (b) nothing in the Loan Documents to which it is a party obligates the Agent or the Lenders to notify such Guarantor of any changes in the financial accommodations made available to the Loan Parties or to seek reaffirmations of the Loan Documents to which such Guarantor is a party; and (c) no requirement to so notify such Guarantor or to seek such Guarantor’s reaffirmation in the future shall be implied by this Section 6.6.

Section 6.7.                                 Headings.  The headings and numbers set forth in this Amendment are for convenience only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

JACK COOPER HOLDINGS CORP.

By:	/s/ T. Michael Riggs
Name:	T. Michael Riggs
Title:	Chief Executive Officer

AUTO HANDLING CORPORATION

By:	/s/ T. Michael Riggs
Name:	T. Michael Riggs
Title:	Chief Executive Officer

JACK COOPER LOGISTICS, LLC

By:	/s/ T. Michael Riggs
Name:	T. Michael Riggs
Title:	Chief Executive Officer

JACK COOPER TRANSPORT COMPANY, INC.

By:	/s/ T. Michael Riggs
Name:	T. Michael Riggs
Title:	Chief Executive Officer

PACIFIC MOTOR TRUCKING COMPANY

By:	/s/ T. Michael Riggs
Name:	T. Michael Riggs
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1]

JACK COOPER SPECIALIZED TRANSPORT, INC.

By:	/s/ T. Michael Riggs
Name: T. Michael Riggs
Title: Chief Executive Officer

AUTO EXPORT SHIPPING, INC.

By:	/s/ T. Michael Riggs
Name: T. Michael Riggs
Title: Chief Executive Officer

AXIS LOGISTIC SERVICES, INC.

By:	/s/ T. Michael Riggs
Name: T. Michael Riggs
Title: Chief Executive Officer

JACK COOPER CT SERVICES, INC.

By:	/s/ T. Michael Riggs
Name: T. Michael Riggs
Title: Chief Executive Officer

JACK COOPER RAIL AND SHUTTLE, INC.

By:	/s/ T. Michael Riggs
Name: T. Michael Riggs
Title: Chief Executive Officer

[Signature Page to Amendment No. 1]

MSDC JC INVESTMENTS, LLC, as Agent and Lender

By:	/s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

[Signature Page to Amendment No. 1]